Exhibit 99.1

RESIGNATION OF

THE CEO

OF

SATIVUS TECH CORP. INC.

The following is a true copy of the Secretary of the Corporation, held this 19th day of October, 2025;

WHEREAS the undersigned was appointed as Director and CEO of the Corporation and has served in said capacity to date, he has determined at this time to formally RESIGN and renounce all further corporate designation or affiliation with SATIVUS TECH CORP. INC. and hereby formally RESIGNS, and severs any and all officials ties, duties, obligations or liabilities regarding SATIVUS TECH CORP. INC., and does hereby, by affixing, his signature hereto, officially as his last corporate act, DOES HEREBY RESIGN.

The Board shall choose a new CEO at a time and place of its choosing.

DATED: 19th October, 2025

/s/ Shmulik Yannay

Shmulik Yannay

SATIVUS TECH CORP.